Exhibit 99.1

LaBranche & Co Inc.

Jeffrey A. McCutcheon

Senior Vice President & Chief Financial Officer

(212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Second Quarter 2009 Results

NEW YORK, July 21, 2009 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the second quarter and six months ended June 30, 2009. The Company reported after-tax net income of $13.3 million, or $0.24 per diluted share, for the 2009 second quarter, which includes a pre-tax unrealized gain on the Company’s shares of NYSE Euronext, Inc. common stock (the “NYX shares”) of $29.3 million and income on early extinguishment of debt of $1.0 million. This compares to a net loss of $21.3 million, or $0.34 per share, for the 2008 second quarter, which included a $33.2 million pre-tax unrealized loss on the Company’s NYX shares and expense on early extinguishment of debt of $5.1 million.

On a pro-forma basis, the Company reported a net loss for the second quarter of 2009 of $4.9 million, or $0.09 per share, compared to pro-forma net income of $1.7 million, or $0.03 per share, for the second quarter of 2008. These pro-forma results exclude the unrealized gain on the NYX shares and the income on early extinguishment of debt in the second quarter of 2009 and the unrealized loss on the NYX shares and the expense on early extinguishment of debt in the second quarter of 2008.

The Company reported an after-tax net loss of $16.4 million, or $0.29 per share, for the six months ended June 30, 2009, which compares to a net loss of $61.6 million, or $0.99 per share, for the six months ended June 30, 2008.

On a pro-forma basis, the Company reported a net loss for the six months ended June 30, 2009 of $16.8 million, or $0.30 per share, compared to pro-forma net income of $9.5 million, or $0.15 per share, for the six months ended June 30, 2008. These pro-forma results exclude both the unrealized loss on the NYX shares in each period and the income (loss) on early extinguishment of debt as reported in the attached reconciliation of Non-GAAP Financial Measures.

The Company also announced that its Board of Directors has increased the $40.0 million share repurchase program previously announced by the Company on April 22, 2008 by $25.0 million, making the total authorization under the share repurchase program $65.0 million. Following this increase and repurchases made to date under the repurchase plan, approximately $29.5 million in shares of common stock may be repurchased under the repurchase plan. The repurchase program may be implemented from time to time in the open market, in privately negotiated transactions or otherwise, in compliance with applicable state and federal securities laws. The timing and amounts of any purchases will be based on market conditions and other factors, including price, regulatory requirements, debt covenant compliance and capital availability. The share repurchase program may be suspended, modified or discontinued at any time.

The Company is the parent of LaBranche & Co. LLC, one of the largest market-makers in exchange-listed securities. The Company is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Another subsidiary of the Company, LaBranche Financial Services, LLC, provides mainly securities execution and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$13,074	$44,917	$11,032	$105,097
Commissions and other fees	20,866	9,950	37,042	19,959
Net gain (loss) on investments	28,804	(36,344)	(2,961)	(117,769)
Interest income	1,047	17,469	1,910	47,394
Other	888	1,110	2,004	1,403

Total revenues	64,679	37,102	49,027	56,084

Interest Expense:
Debt	5,393	8,504	11,057	19,367
Inventory financing	5,455	20,808	11,090	51,620

Total interest expense	10,848	29,312	22,147	70,987

Revenues, net of interest expense	53,831	7,790	26,880	(14,903)

EXPENSES:
Employee compensation and related benefits	13,658	19,594	21,727	48,124
Exchange, clearing and brokerage fees	12,145	9,743	17,632	20,401
Lease of exchange memberships and trading license fees	406	416	810	843
Depreciation and amortization of intangibles	992	907	1,947	1,797
Early extinguishment of debt	(1,038)	5,119	(1,038)	6,005
Other	7,239	6,923	14,979	14,271

Total expenses	33,402	42,702	56,057	91,441

Income (loss) before benefit for income taxes	20,429	(34,912)	(29,177)	(106,344)

Provision (benefit) for income taxes	7,116	(13,571)	(12,750)	(44,766)

Income (loss) applicable to common stockholders	$13,313	$(21,341)	$(16,427)	$(61,578)

Weighted average common shares outstanding:
Basic	55,394	61,993	56,883	61,924
Diluted	55,536	61,993	56,883	61,924

Loss per common share:
Basic	$0.24	$(0.34)	$(0.29)	$(0.99)
Diluted	$0.24	$(0.34)	$(0.29)	$(0.99)

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	June 30, 2009	December 31, 2008
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$194,983	$304,179
Cash and securities segregated under federal regulations	1,827	1,876
Receivable from brokers, dealers and clearing organizations	52,969	91,354
Receivable from customers	2,319	—
Financial instruments owned, at fair value	2,634,354	3,175,968
Exchange memberships owned, at adjusted cost (market value of $4,356 and $3,910, respectively)	1,202	1,202
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $13,152 and $14,362, respectively	15,639	16,522
Goodwill and other intangible assets, net	109,229	109,229
Deferred tax assets	108	—
Income tax receivable	7,330	—
Other assets	19,329	31,285

Total assets	$3,039,289	$3,731,615

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers, dealers and clearing organizations	$436,985	$105,037
Payable to customers	2,345	36
Financial instruments sold, but not yet purchased, at fair value	1,965,653	2,855,420
Accrued compensation	4,786	75,747
Accounts payable and other accrued expenses	19,806	29,179
Other liabilities	12,578	12,840
Income tax payable	—	5,834
Deferred tax liabilities	—	5,349
Long term debt	189,323	199,323

Total liabilities	2,631,476	3,288,765

Total stockholders’ equity	407,813	442,850

Total liabilities and stockholders’ equity	$3,039,289	$3,731,615

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, which excludes non-operating charges. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended June 30,
	2009				2008
	Amounts as reported	(1) (2) Adjustments		Pro forma amounts	Amounts as reported	(1) (2) Adjustments		Pro forma amounts
Revenues, net of interest expense	$53,831	$(29,313	)(1)	$24,518	$7,790	$33,206	(1)	$40,996
Total expenses	33,402	1,038	(2)	34,440	42,698	(5,119	)(2)	37,579

Income (loss) before provision (benefit) for income taxes	20,429	(30,351)		(9,922)	(34,908)	38,325		3,417
Provision (benefit) for income taxes	7,116	(12,140)		(5,024)	(13,571)	15,330		1,759

Income (loss) applicable to common stockholders	$13,313	$(18,211)		$(4,898)	$(21,337)	$22,995		$1,658

Basic per share	$0.24	$(0.33)		$(0.09)	$(0.34)	$0.37		$0.03
Diluted per share	$0.24	$(0.33)		$(0.09)	$(0.34)	$0.37		$0.03

	Six Months Ended June 30,
	2009				2008
	Amounts as reported	(1) (2) Adjustments		Pro forma amounts	Amounts as reported	(1) (2) Adjustments		Pro forma amounts
Revenues, net of interest expense	$26,880	$408	(1)	$27,288	$(14,903)	$112,452	(1)	$97,549
Total expenses	56,057	1,038	(2)	57,095	91,437	(6,005	)(2)	85,432

(Loss) income before (benefit) provision for income taxes	(29,177)	(630)		(29,807)	(106,340)	118,457		12,117
(Benefit) provision for income taxes (3)	(12,750)	(252)		(13,002)	(44,766)	47,383		2,617

Net (loss) income applicable to common stockholders	$(16,427)	$(378)		$(16,805)	$(61,574)	$71,074		$9,500

Basic per share	$(0.29)	$(0.01)		$(0.30)	$(0.99)	$1.14		$0.15
Diluted per share	$(0.29)	$(0.01)		$(0.30)	$(0.99)	$1.14		$0.15

(1)	Revenue adjustment reflects (gain) loss in each accounting period, based on the change in fair market value of the Company’s restricted and unrestricted NYX shares at the end of each such period versus the beginning of such period.
(2)	Expense adjustment reflects the (income) expense associated with early extinguishment of the Company’s debt in accounting period.
(3)	In the first quarter of 2008, the Company recognized a tax benefit due to the release of a tax reserve for an expired tax year, which resulted in a reduced provision for income taxes.